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                                                                       EXHIBIT 5

                   [Letterhead of Morgan, Lewis & Bockius LLP]

May 28, 2002

Artesian Resources Corporation
664 Churchmans Road
Newark, DE 19702

Re: Artesian Resources Corporation Registration Statement on Form S-2 relating to shares of Class a Non-Voting Common Stock, $1.00 par value per share (File No. 333-87864)
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Ladies and Gentlemen:

We have acted as counsel to Artesian Resources Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced registration statement, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering and sale by the Company of 575,000 shares (the "Shares") of Class A Non-Voting Common Stock, $1.00 par value per share, of the Company (the "Class A Non-Voting Common Stock"), which includes 75,000 shares purchasable by the underwriters, solely for the purpose of covering over-allotments, if any.

In connection with this opinion, we have examined the Registration Statement, the Company's Restated Certificate of Incorporation, as amended, the Company's By-laws, certain of the Company's corporate proceedings as reflected in its minute books and such other certificates and documents as we have considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of such copies. As to facts material to our opinion, we have relied upon certificates of public officials and certificates, documents, statements and other information provided by officers or other representatives of the Company.

Based upon the foregoing, we are of the opinion that, when issued by the Company and paid for by the underwriters in the manner contemplated in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the

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category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP